For immediate release For more information, contact:
                                                              Investor Relations
                                                                  (972) 699-4055
                                                      Email: investor@xanser.com


                    XANSER CORPORATION ANNOUNCES 2003 RESULTS

                                   Highlights

|X| Company reports loss before non-cash cumulative effect of change in accounting principle related to goodwill pursuant to FAS 142 of $(13.1) million (which includes a $(12.1) million non-cash accounting adjustment in the fourth quarter related to deferred taxes pursuant to FAS 109), compared to $(2.2) million loss for 2002


|X| Company has shed all Xtria's non-profitable operations and recruited new leader to drive growth in its strength of franchise in healthcare, financial and insurance, and government businesses


|X| Furmanite, delivers outstanding performance for 2003, increasing revenues by 11% and operating income by 77%


DALLAS, TEXAS (February 26, 2004) - Xanser Corporation (NYSE: XNR) today reported results for the year ended December 31, 2003. Revenues for the year were $135.7 million, compared with $131.4 million in 2002. The Company's reported net loss was $(13.1) million for the year, compared with a net loss of $(47.5) million for the prior year. The Company's loss before the non-cash cumulative effect of change in accounting principle related to goodwill pursuant to FAS 142 was $(13.1) million (which includes a $(12.1) million non-cash accounting adjustment in the fourth quarter related to deferred taxes pursuant to FAS 109) for 2003. This compares with $(2.2) million for 2002.

"Xanser is now well positioned for a profitable 2004," said John R. Barnes, chairman, president and CEO of Xanser Corporation. "Our technical services business, Furmanite, delivered outstanding performance in 2003, with a good top line increase and a substantial increase to the bottom line. Furmanite is on track for an equally strong 2004. In Xtria, our information technology services business, we exited all non-performing operations in the fourth quarter -- operations that had taken a great deal of time, energy and resources and that were causing our losses. Early in 2004, we brought in a new leader for Xtria, Ian Littlewood, whose experience and expertise lies in the areas of Xtria's concentration -- healthcare, financial and insurance, and government. We know that each of these areas has significant opportunities for growth."

"We have a strong balance sheet with over $40 million in working capital, including $21 million in cash, over $50 million in equity and only $20 million in long-term debt. Our plan is to build Xanser into a company of significant size and meaningful profits. You will see us move well ahead on that goal in the coming year," Mr. Barnes concluded.

BUSINESS SEGMENT REVIEW

Technical Services - Furmanite

Revenues in the Company's technical services business, Furmanite, were up 11% to $101.0 million for 2003, compared with $90.7 million in 2002. Furmanite's operating income increased 77% to $6.3 million for 2003, compared with $3.6 million in the prior year.

"Furmanite's performance this year demonstrates the positive effect of a coherent business model that was designed and implemented to expand our market, our service offerings and our value to customers, while improving our margins and operating income," said Jeff Chick, president of Furmanite Worldwide. "Our strategy is working, and our delivery of top line growth and significant bottom line improvement this year is solid evidence. We expect 2004 to be equally strong."

The Company's focus in Furmanite's core operations is to maximize margins while growing market share. At the same time, Furmanite is exploring new services, based on new technologies, that can benefit its core customers and new market segments. Furmanite's business is the protection and management of its customers' critical assets, and the Company's technical and technological capabilities help to assure that customers' critical assets are on line and performing for maximum profit.

Furmanite is one of the world's largest specialty technical services companies. For 65 years, Furmanite has achieved the most recognized and respected brand in technical services worldwide. Today, with more than 40 offices on five continents, Furmanite is a global provider of technology-based and technical solutions to international industries. Furmanite's customers encompass every element in the energy and power supply chain - from offshore and land-based drilling operations, to pipelines, refineries and power generation facilities. Its customers also include steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Across this diverse, global customer base, Furmanite delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite, known as The Solutions Group, holds more than 200 international patents and trademarks for its customized products and services, and is a recognized market leader in technical services.


Information Technology Services - Xtria

Revenues in the Company's information technology services business, Xtria, were $34.7 million for the year ended December 31, 2003, compared with $40.7 million in 2002. Xtria's operating loss was $(6.5) million for 2003, which is attributable to the non-performing operations that were closed in the fourth quarter, compared with $(3.8) million in the prior year.

"Xtria's operations in healthcare, financial and insurance, and government are robust and well capable of significant growth," said Ian Littlewood, president of Xtria. "We enjoy tremendous strength of franchise in each of these segments -- long-term customers, unrivaled expertise and a superb industry reputation for adding real value through our services and solutions. Having exited the non-performing operations in the fourth quarter, Xtria is well-positioned to take advantage of the opportunities for growth in each of our market segments, and our performance and results will show that in 2004."

The Company's focus in Xtria is to lead the technology services sector for the healthcare, financial/insurance and government markets, delivering solutions that leverage technology to solve industry-specific business problems.

Xtria is a provider of information technology solutions and services. Xtria serves organizations in the healthcare, finance and insurance industries, and agencies of the U.S. government. Xtria's solutions improve information access and point-of-service performance in complex regulatory environments. Solutions are built on Xtria's deep experience in vertical business segments, application integration and high-end infrastructure design.


ABOUT XANSER CORPORATION

Xanser Corporation (NYSE: XNR) provides technology-based and technical services worldwide. Xanser's operations deliver business knowledge and solutions to customers. Headquartered in Dallas, Texas, Xanser Corporation's operations consist of an information technology services company and an international technical services firm. Xtria is a provider of information technology solutions and services. Xtria serves organizations in the healthcare, finance and insurance industries, and agencies of the U.S. government. Xtria's solutions improve information access and point-of-service performance in complex regulatory environments. Solutions are built on Xtria's deep experience in vertical business segments, application integration and high-end infrastructure design. Furmanite, one of the world's largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite's diverse, global customer base includes offshore and land-based drilling operations, pipelines, refineries and power generation facilities, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 40 offices on five continents. For more information, visit www.xanser.com.


Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

XANSER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)


                                                                           Three Months                 Year
                                                                        Ended December 31,        Ended December 31,
                                                                     ----------------------    ----------------------
                                                                        2003         2002         2003         2002
                                                                     ---------    ---------    ---------    ---------
Revenues:
        Services                                                     $  31,266    $  31,411    $ 120,790    $ 114,659
        Products                                                         1,255        7,560       14,930       16,777
                                                                     ---------    ---------    ---------    ---------
                        Total revenues                                  32,521       38,971      135,720      131,436
                                                                     ---------    ---------    ---------    ---------

Costs and expenses:
        Operating costs                                                 32,501       30,438      116,503      112,159
        Cost of products sold                                            1,114        6,846       13,538       15,828
        Depreciation and amortization                                    2,742          958        5,860        3,665
        General and administrative                                         684        1,141        3,186        3,991
                                                                     ---------    ---------    ---------    ---------
                        Total costs and expenses                        37,041       39,383      139,087      135,643
                                                                     ---------    ---------    ---------    ---------

Operating income (loss)                                                 (4,520)        (412)      (3,367)      (4,207)

Interest and other income, net                                              72          108          260          460

Interest expense                                                          (260)        (411)      (1,273)      (1,764)
                                                                     ---------    ---------    ---------    ---------
Income (loss) before income taxes and cumulative effect of
        change in accounting principle                                  (4,708)        (715)      (4,380)      (5,511)

Income tax benefit (expense)                                            (9,327)         391       (8,725)       3,269
                                                                     ---------    ---------    ---------    ---------
Income (loss) before cumulative effect of change in
        accounting principle                                           (14,035)        (324)     (13,105)      (2,242)

Cumulative effect of change in accounting principle - adoption of
        new accounting standard for goodwill, net of income taxes         --           --           --        (45,269)
                                                                     ---------    ---------    ---------    ---------
Net income (loss)                                                    $ (14,035)   $    (324)   $ (13,105)   $ (47,511)
                                                                     =========    =========    =========    =========

Earnings (loss) per common share - Basic and diluted:
        Before cumulative effect of change in accounting principle   $   (0.44)   $   (0.01)   $   (0.41)   $   (0.07)
        Cumulative effect of change in accounting principle               --           --           --          (1.38)
                                                                     ---------    ---------    ---------    ---------
                                                                     $   (0.44)   $   (0.01)   $   (0.41)   $   (1.45)
                                                                     =========    =========    =========    =========


XANSER CORPORATION
SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

                                                                            Three Months                 Year
                                                                        Ended December 31,        Ended December 31,
                                                                     ----------------------    ----------------------
                                                                        2003         2002         2003         2002
                                                                     ---------    ---------    ---------    ---------
Revenues:
        Technical services                                           $  27,136    $  25,531    $ 101,018    $  90,747
        Information technology services                                  5,385       13,440       34,702       40,689
                                                                     ---------    ---------    ---------    ---------
                                                                     $  32,521    $  38,971    $ 135,720    $ 131,436
                                                                     =========    =========    =========    =========

Operating income (loss):
        Technical services                                           $   1,204    $   1,331    $   6,337    $   3,580
        Information technology services                                 (5,040)        (602)      (6,518)      (3,796)
        General and administrative expenses                               (684)      (1,141)      (3,186)      (3,991)
                                                                     ---------    ---------    ---------    ---------
                                                                     $  (4,520)   $    (412)   $  (3,367)   $  (4,207)
                                                                     =========    =========    =========    =========
